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                          MANAGEMENT SERVICES AGREEMENT

                  This Management Services Agreement (the "Agreement"), dated October 16, 2001, effective as of August 21, 2001 (the "Effective Date"), by and between AmeriGas Propane, Inc. ("API" or "Provider"), a Pennsylvania corporation and the general partner of AmeriGas Propane, L.P., a Delaware limited partnership ("OLP"), and AmeriGas Partners, L.P., a Delaware limited partnership ("MLP"), and AmeriGas Eagle Holdings, Inc. ("AEHI"), a Delaware corporation and the general partner of AmeriGas Eagle Propane, L.P. (formerly Columbia Propane, L.P.), a Delaware limited partnership ("AEPLP").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to that certain Amended and Restated Purchase Agreement, dated as of January 30, 2001 and amended and restated on August 7, 2001 (the "Purchase Agreement"), by and among Columbia Energy Group, Columbia Propane Corporation, Columbia Propane, L.P. (now AEPLP), CP Holdings, Inc. (now AEHI), OLP, MLP and API, OLP has acquired all of the issued and outstanding shares of Columbia Propane Corporation (now AmeriGas Eagle Propane, Inc.) and in excess of 99% of the limited partnership interests of Columbia Propane, L.P.;

                  WHEREAS, AEHI desires that the Provider render certain management and other services for the benefit of AEPLP pursuant to Sections 7.1 and 7.6 of the Amended and Restated Agreement of Limited Partnership of National Propane, L.P. (the "Partnership Agreement") and Section 17-403 (c) of the Delaware Revised Uniform Limited Partnership Act (the "DRULPA"); and

                  WHEREAS, the Provider is able to provide the services requested by AEHI and desires to do so on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter contained and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.       Management Services to be Provided by the Provider.

         (a) The Provider will provide or cause to be provided overall coordination and supervision of the business of AEPLP and shall direct and manage the day-to-day operations and business affairs of AEPLP consistent with policies adopted by the AEHI board of directors acting as the general partner of AEPLP. The Provider will follow the policies and directives of the AEHI board of directors, but in the absence thereof, the Provider will exercise its reasonable judgment in discharging its duties hereunder.
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         (b)      The Provider will provide or cause to be provided to AEHI on behalf of AEPLP the following services:

                  (i) general management, supervisory and administrative services;

                  (ii)     management information systems services;

                  (iii) general financial, treasury, accounting and payroll services;

                  (iv)     general banking and cash management services;

                  (v) billing, collection and receivable management services;

                  (vi)     safety services;

                  (vii) purchasing, supply and delivery services in accordance with subsection (c) hereof;

                  (viii)   sales and marketing services;

                  (ix) general human resources and personnel administration services in accordance with subsection (d) hereof;

                  (x) risk management and insurance administration services;

                  (xi)     the services of an internal law department; and

                  (xii)    certain corporate development services.

         (c) The Provider will manage the purchase, supply and delivery of propane and other goods and services for AEHI on behalf of AEPLP. The Provider will not differentiate between the districts of AEPLP and other districts under its management in managing the purchase, supply and delivery of propane and other goods and services and will use purchasing, supply and delivery methodologies that in the Provider's reasonable judgment are in the best interest of all such districts under its management taken as a whole. The Provider shall not be obligated to make trade credit available to AEPLP. The Provider may enter into hedging transactions that are permitted by the terms of the Propane Price Risk Management Policy adopted by the Provider as such policy may be amended from time to time. AEHI will reimburse and will cause AEPLP to reimburse the Provider for the portion of any loss incurred in connection with such transactions that is allocable to AEPLP. The Provider will pay or issue a credit to AEPLP for the portion of any gain that is realized in connection with such transactions that is allocable to AEPLP.

         (d) The Provider will make available to AEHI on behalf of AEPLP such personnel as AEPLP may reasonably require to carry on its propane distribution business and shall be the employer of such personnel and, in that capacity, shall be responsible for paying the salary and benefits of such employees.


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         (e)      The Provider will provide such other services as may be
reasonably requested by AEHI as the general partner of AEPLP or AEPLP directly.

2.       Reimbursement of Expenses.

         (a) Except as otherwise specifically provided below, AEHI shall reimburse or cause AEPLP to reimburse the Provider for:

                  (i)(A) any direct and indirect expenses that the Provider incurs or payments that Provider makes at the request of AEHI or on behalf of AEPLP, and (B) all other necessary and appropriate expenses incurred or payments made by the Provider that are allocable to either AEHI or AEPLP or otherwise reasonably incurred by the Provider in connection with providing the services described in Section 1 above;

                  (ii) AEHI's or AEPLP's allocable portion of (A) any expenses of UGI Corporation ("UGI") that are charged to or reimbursed by the Provider and that are in turn allocable to AEHI or AEPLP based upon services rendered to AEHI or AEPLP, and (B) any overhead expenses incurred and accruals established by the Provider in connection with the provision of the services described in Section 1 above;

                  (iii) all product costs and supply and delivery expenses for liquefied petroleum gas purchased by the Provider that is supplied or delivered to any location or site owned, leased or operated by AEHI or AEPLP;

                  (iv)(A) any salaries, bonuses, incentive compensation and other amounts paid to employees of the Provider or its subsidiaries or affiliates who are made available to AEHI on behalf of AEPLP pursuant to Section 1(d) above, and (B) any expenses incurred for benefits provided to such employees under any employee benefit plan, employee program and employee practice administered by the Provider or its subsidiaries or affiliates; and

                  (v)(A) any premiums for insurance policies issued solely in the name of AEHI and/or AEPLP or that provide coverage exclusively for the benefit of the directors, officers, employees, properties or business operations of AEHI and/or AEPLP, and (B) the portion of any premiums allocable to AEHI and/or AEPLP for insurance policies that are issued in the name of AEHI and/or AEPLP and the Provider or any of its other subsidiaries or affiliates or that provide coverage for the benefit of the directors, officers, employees, properties or business operations of AEHI and/or AEPLP on a non-exclusive basis.

         (b) The Provider will pay all third-party invoices issued in the name of AEHI or AEPLP for services rendered to or for the benefit of AEHI or AEPLP or for goods sold to or for the benefit of AEHI or AEPLP, including without limitation, consulting, legal, auditing and other professional fees, and third-party vendor and independent contractor invoices. The Provider shall be entitled to be reimbursed by AEHI and AEPLP for all such invoices and other expenses. Before paying any such invoice and other expense, the Provider may at any time demand adequate assurance of reimbursement from AEHI and AEPLP or require AEHI and AEPLP to post a bond or other security in an amount that the Provider reasonably believes to be adequate to assure reimbursement hereunder.


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         (c)      The Provider shall determine the fees, costs and other
expenses that are allocable to AEPLP in a reasonable manner consistent with the manner in which the Provider allocates such fees, costs and other expenses to other affiliated propane businesses under its management.

3. Performance of Services. All services to be performed by the Provider under this Agreement shall be performed with reasonable care. The Provider shall be deemed to have acted reasonably if it provided services and made personnel and other resources (including computer software and access to third-party vendors) available to AEHI on behalf of AEPLP on the same basis that it provided services or made personnel or other resources available to any other affiliated propane business to which it is providing management services during the term of this Agreement.

4. Term and Termination. The initial term of this Agreement shall commence as of the date hereof and end on September 30, 2002. Thereafter, this Agreement shall continue for consecutive one-year renewal terms until terminated in accordance with this Section 4. Either party may terminate this Agreement as of the last day of the initial or any renewal term by providing the other party with written notice of termination not less than six months prior to the last day of the initial or renewal term, as the case may be.

5.       Limitation of Liability; Indemnification.

         (a) Limitation of Liability. Except as provided in the next sentence of this Section 5, the Provider, its subsidiaries and affiliates and their respective successors and assigns and their respective directors, officers, employees, partners, consultants, contractors and agents (collectively, the "Provider Group") shall not be liable to AEHI or AEPLP, or their subsidiaries or affiliates or their respective successors or assigns or their respective directors, officers, employees, partners, consultants, contractors or agents (collectively, the "AmeriGas Eagle Group") for any cost, damage, expense or loss, including any special, indirect, consequential or punitive damages that any member of the AmeriGas Eagle Group sustains in any way arising out of or relating to the services provided hereunder by any member of the Provider Group or based upon any advice, data or other services provided by any member of the Provider Group to any member of the AmeriGas Eagle Group pursuant to this Agreement. The Provider shall indemnify each member of the AmeriGas Eagle Group from and against any cost, damage, expense or loss (including court costs and reasonable attorneys' fees)(collectively, "Losses") that is finally judicially determined to have resulted solely from the willful misconduct or gross negligence of any member of the Provider Group.

         (b) Indemnification of the Provider Group. AEHI shall indemnify and shall cause AEPLP to indemnify each member of the Provider Group, and shall hold each such member harmless from and against any Losses that such member of the Provider Group may sustain or incur by reason of any claim, demand, suit or recovery by any person or entity arising (i) in connection with this Agreement,
(ii) out of the performance or nonperformance of any service by a member of the AmeriGas Eagle Group or (iii) out of the failure of any member of the AmeriGas Eagle Group to perform its obligations pursuant to this Agreement, other than any Losses arising from or out of the willful misconduct or gross negligence of such member of the Provider Group.


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6.       Successors and Assigns; No Third Party Beneficiaries Except AEPLP and
Certain Other Parties.

         (a) The rights and obligations of AEHI hereunder shall not be assignable without the prior written consent of the Provider. The rights and obligations of the Provider hereunder may be assigned by the Provider at any time in whole or in part, without the consent of either AEHI or AEPLP; provided, however, that any such assignment by the Provider shall not relieve the Provider of any of its obligations hereunder; provided further, however, that any such assignment upon a Provider's change of control through a merger, the sale of at least a majority of the outstanding shares of the Provider or units of the OLP or the sale of all or substantially all of the Provider's or the OLP's assets shall relieve that Provider but not the successor or assignee of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties.

         (b) Except for AEPLP and such parties as are intended beneficiaries of the indemnification rights established in Section 5 of this Agreement, no other party is intended or shall be deemed to be a third party beneficiary of this Agreement, other than the parties hereto and their respective permitted successors and assigns.

7. Governing Law; Notices; Section Headings; Counterparts; Entire and Sole Agreement; Amendment; Interpretation.

         (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of laws provisions.

         (b) All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (i) personally delivered, (ii) sent by registered or certified mail return receipt requested or facsimile, or (iii) sent by overnight delivery service that provides a written receipt evidencing delivery, in any case to the address or facsimile number of such party specified below or such other address or facsimile number as shall be designated by such party in a notice to the other party complying with the terms of this Section 7.

                  (i)      If to Provider:

                           if in person, by courier or telecopier to:

                           AmeriGas Propane, Inc.
                           460 North Gulph Road
                           King of Prussia, PA 19046
                           Attention: Vice President-Law
                           Fax:     (610) 992-3258

                           if by U.S. mail to:

                           AmeriGas Propane, Inc.
                           P.O. Box 965
                           Valley Forge, PA 19482
                           Attention: Vice President-Law


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                  (ii)     If to AEHI:

                           if in person, by courier or telecopier to:

                           AmeriGas Eagle Holdings, Inc.
                           460 North Gulph Road
                           King of Prussia, PA 19406
                           Attention: Vice President-Law
                           Fax:     (610) 992-3258

                           if by U.S. mail to:

                           AmeriGas Eagle Holdings, Inc.
                           P.O. Box 965
                           Valley Forge, PA 19482
                           Attention: Vice President-Law


         (c) The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (d) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (e) This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter of this Agreement.

         (f) Any amendment or supplement made to this Agreement shall not be valid unless in writing and signed by each of the parties to this Agreement.

         (g) For purposes of this Agreement, the word "including" shall have the inclusive meaning associated with the phrase "including without limitation."

8. Waiver; Severability. The failure of a party to insist in any instance upon the strict and punctual performance of any provision of this Agreement shall not constitute or be deemed to be a continuing waiver of such provision. No party shall be deemed to have waived any right, power, or privilege under this Agreement or any provisions hereof, unless such waiver shall have been in writing and duly executed by the party to be charged with such waiver, and such waiver shall be a waiver only with respect to the specific instance involved and shall not in any way impair the rights of the waiving party or the obligations of any other party in any other respect or at any other time. If any provision of this Agreement shall be waived, or be invalid or unenforceable, the remaining provisions of this Agreement shall be unaffected thereby and shall remain binding and in full force and effect.


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9.       Force Majeure. Neither AEHI nor API shall have any liability hereunder to the extent related to, and this Agreement shall not be terminated as a result of, any failure of a party to perform any of its obligations hereunder if such failure is due to circumstances beyond its control (an "Event of Force Majeure"), including any requisition by any government authority, act of war or terrorism, strike, boycott, lockout, picketing, riot, sabotage, civil commotion, insurrection, epidemic, disease, act of God, fire, flood, accident, explosion, earthquake, storm, failure of public utilities or common carriers, mechanical failure, embargo, or prohibition imposed by any governmental body or agency having authority over the party; provided that at such time as an Event of Force Majeure no longer exists, the respective obligations of the parties hereto shall be reinstated and this Agreement shall continue in full force and effect. The party affected by an Event of Force Majeure shall give prompt notice thereof to the other parties hereto, and each party shall use good faith efforts to minimize the duration and consequences of, and to eliminate, any such Event of Force Majeure.

10. Relationship Among the Parties. In all matters relating to this Agreement, each party hereto shall be solely responsible for the acts of its employees, and employees of one party shall not be considered employees of any other party. Except as otherwise provided herein, no party shall have any right, power or authority to create any obligation, express or implied, on behalf of any other party. Nothing in this Agreement is intended to create or constitute a joint venture or partnership between the parties hereto or persons referred to herein.

                  IN WITNESS WHEREOF, the parties hereto have executed this Management Services Agreement as of the date first above written.

                           AMERIGAS PROPANE, INC.

                           By:      s/Robert H. Knauss
                                    -----------------------------------
                                    Robert H. Knauss
                                    Vice President-Law

                           AMERIGAS EAGLE HOLDINGS, INC.

                           By:      s/Robert H. Knauss
                                    -----------------------------------
                                    Robert H. Knauss
                                    Vice President-Law:





RHK/Columbia/Columbia Propane Management Services Agreement


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